Exhibit 99

THE DOLAN COMPANY REPORTS THIRD QUARTER 2013 RESULTS

•	Third quarter revenues decreased 20.7% year-over-year to $35.5 million

•	Net loss attributable to The Dolan Company was $27.5 million, or $0.91 per diluted share. This includes a $35.4 million non-cash goodwill impairment charge.

•	Cash earnings were $0.5 million, or $0.02 per diluted share (See “Non-GAAP Financial Measures” below)

•	Adjusted EBITDA was $5.6 million (See “Non-GAAP Financial Measures” below)

•	Free cash flow was $5.8 million (See “Non-GAAP Financial Measures” below)

MINNEAPOLIS, MN – November 12, 2013 – The Dolan Company (NYSE: DM), a leading provider of professional services and business information to legal, financial and real estate sectors in the United States, today announced financial results for the three months ended September 30, 2013.

“The third quarter was a period of change as we work on building for the future,” said James P. Dolan, chairman, chief executive officer and president. “We were able to sell our largest NDeX mortgage default processing operations during the quarter, which eliminated the negative cash flows from these businesses, while providing some cash to pay down debt as well as a more predictable cash flow stream in the future.”

“Our Business Information Division continued to be affected by lower public notice advertising,” Dolan said. “Similar to previous quarters, public notices in the third quarter felt the impact of lower mortgage default volumes, which reduced revenues and profitability. We believe our public notice revenue should stabilize as we enter 2014,” Dolan said.

“Meanwhile, we experienced some challenges in our Litigation Support Services segment in the third quarter. Revenues for this segment decreased by 28% during the quarter, including a 33% decline at DiscoverReady, our e-discovery business. I should point out that DiscoverReady’s third quarter is compared against a record third quarter last year. Through the first three quarters of 2013, DiscoverReady is up 14%, which is consistent with our previous guidance,” Dolan said.

“DiscoverReady’s third quarter revenues were affected not only by the quarterly lumpiness that is inherent to the e-discovery business, but also decreased primarily as the result of a period of reduced work from DiscoverReady’s largest customer. Despite these near-term challenges, we remain encouraged by the opportunity and growth potential within the e-discovery market,” Dolan said.

“During the third quarter we continued to make progress toward improving our balance sheet. We generated $5.8 million in free cash flow, which was used in part to pay down our net debt to $128.7 million at the end of the quarter. Our net debt has been reduced as a result of our free cash flow from operations, working capital management, and payments from our NDeX sale transactions,” Dolan said.

“Subsequent to the end of the third quarter, we signed a sixth amendment to our credit agreement with our banking syndicate. We view this amendment as a short-term solution to our balance sheet as we explore options to provide a broader long-term solution to our capital structure,” Dolan said.

“Due to continued trends of declining public notice advertising revenue, we recorded a non-cash goodwill impairment charge of $35.4 million,” Dolan said.

2013 Guidance

The guidance covers revenue and adjusted EBITDA for the Professional Services Division, including NDeX Minnesota, and the Business Information Division, and it includes corporate costs. The company’s 2013 financial guidance is:

2013 Financial Guidance (dollars in millions)
Total revenues	$150-$154 million
Adjusted EBITDA	$26-$28 million

This guidance presumes the following: 1) Litigation Support segment revenues and adjusted EBITDA will be flat to slightly up; 2) Business Information Division revenues will be down year-over-year by low double digits; 3) depreciation expense will be $5.7-$5.9 million; 4) amortization expense will be $8.9-$9.1 million; and 5) there will be 30.2 to 30.4 million fully diluted shares outstanding. This guidance excludes the effect of any divestiture or other transactional activity during the remainder of 2013.

Third Quarter 2013

Financial results for the three months ended September 30, 2013, and 2012 are as follows:

Dollars in thousands, except per share data	Three Months Ended September 30, 2013 (unaudited)	Three Months Ended September 30, 2012 (unaudited)	Year-over- Year % Change
Total revenues	$35,460	$44,725	(20.7)%
Professional Services Division revenues	19,885	27,437	(27.5)%
Business Information Division revenues	15,575	17,288	(9.9)%
Operating loss	(34,177)	(1,189)	(2,774.4)%
Net loss attributable to The Dolan Company	(27,476)	(103,504)	73.5%
Adjusted EBITDA *	5,612	11,345	(50.5%)
(Loss) income from continuing operations attributable to The Dolan Company per diluted share	$(0.87)	$0.25	(448.0)%
Cash earnings *	475	3,932	(87.9)%
Cash earnings per diluted share *	$0.02	$0.13	(84.6)%

*	Please refer to the “Non-GAAP Financial Measures” below for a reconciliation of these non-GAAP financial measures to GAAP and why the company believes these are important measures of its performance.

Professional Services Division Results

The Professional Services Division provides specialized services to the legal profession through Counsel Press and DiscoverReady. Together, Counsel Press and DiscoverReady compose the company’s litigation support segment. Counsel Press is the largest provider of appellate services in the United States, and DiscoverReady provides outsourced discovery management, including document review, data hosting and processing services, to major corporations and law firms.

Division revenues for the third quarter were $19.9 million, a decrease of 27.5% from $27.4 million in the third quarter of 2012. The decrease was the result of lower revenue at DiscoverReady.

All but $0.5 million of Professional Service revenue came from the Litigation Support segment. The remaining $0.5 million of revenue came from NDeX Minnesota and was flat with last year. NDeX Minnesota generated $0.1 million of EBITDA for the quarter.

Direct operating expenses within the Professional Services Division decreased 15.6% to $8.8 million during the third quarter of 2013, from $10.4 million for the same period in 2012. Selling, general and administrative expenses were $6.9 million during the third quarter of 2013, a 15.7% decline from the same period in 2012. The lower operating expenses reflect the decrease of operating expenses at DiscoverReady.

Business Information Division Results

The Business Information Division publishes print and electronic legal publications, business journals, court and commercial media and other highly focused information products and services, operates web sites and produces events for targeted professional audiences in 19 geographic markets across the United States.

Business Information Division revenues for the third quarter of 2013 were $15.6 million, a 9.9% decrease from $17.3 million in the third quarter of 2012. The majority of the decrease was driven by lower public notice revenues.

Direct operating expenses for the Business Information Division were $5.6 million during the second quarter of 2013, a 9.2% decline compared to $6.1 million last year. In addition, SG&A expenses of $7.2 million were 2.3% lower than last year.

Balance Sheet and Liquidity

As of September 30, 2013, the company held $2.8 million of cash and cash equivalents, compared to $15.6 million for the same period last year. During the third quarter of 2013, the company generated $6.5 million of cash from operating activities and had $5.8 million of free cash flow, which is defined as net cash provided by operating activities minus capital expenditures from continuing operations. Quarterly capital expenditures from continuing operations were $0.7 million. Days sales outstanding were 72.1 days for the third quarter of 2013, down from 75.4 days in the third quarter of last year.

Total debt outstanding at the end of the third quarter was $131.5 million, of which $106.8 million was under a term loan facility. Net debt was $128.7 million, down $33.8 million from the end of 2012 and a decrease of $45.9 million from a year ago. At September 30, 2013, the combined weighted-average interest rate on the company’s credit facilities was 5.8%. The leverage ratio at the end of the quarter was 4.2 times total debt to trailing twelve-month pro forma adjusted EBITDA, which is within the maximum of 5.0 times allowed under the senior debt covenants for that period.

Non-GAAP Financial Measures

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, The Dolan Company reports the following non-GAAP measures:

•	Adjusted EBITDA, defined as GAAP income from continuing operations adjusted for the impact of the following: net interest expense resulting from the company’s net cash or borrowing position, which includes non-cash interest income or expense related to the changes in fair value of interest rate swaps; income tax expense; non-cash expenses, including depreciation and amortization, charges for stock options and restricted stock the company has granted, and fair value adjustments on earnouts recorded in connection with acquisitions; non-recurring items of income or expense, if applicable, including impairments of long-lived assets; and distributions paid to holders of noncontrolling interest;

•	Cash earnings, defined as GAAP income from continuing operations adjusted for the impact of the following: noncontrolling interests; non-cash expenses, including non-cash interest income or expense related to the changes in the fair value of interest rate swaps, charges for stock options and restricted stock granted, fair value adjustments on earnouts recorded in connection with acquisitions, and amortization; certain non-recurring items of income or expense, including impairments of long-lived assets; and an adjustment to income tax expense related to the above reconciling items at the appropriate then-in-effect tax rate;

•	Cash earnings per diluted share, defined as cash earnings divided by the number of weighted average diluted shares outstanding; and

•	Free cash flow, defined as net cash provided by operating activities minus capital expenditures from continuing operations.

The Dolan Company provides these measures because it believes that they are helpful to investors in comparing year-over-year performance in light of certain non-recurring charges, and to better understand its operating performance and profitability, competitive position and future prospects. Non-GAAP measures should be considered in conjunction with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net income attributable to The Dolan Company. In addition, it should be noted that the company’s calculations of adjusted EBITDA, cash earnings, cash earnings per diluted share, and free cash flow may not be comparable to the calculations of such measures by other companies.

The following is a reconciliation of income from continuing operations to adjusted EBITDA (in thousands):

	Three Months Ended September 30,
	2013	2012
Loss from continuing operations	$(26,764)	$(2,357)
Interest expense, net	2,719	2,202
Income tax expense (benefit)	(10,132)	(1,034)
Amortization of intangibles	2,228	2,376
Depreciation expense	1,398	1,207
Impairment of long-lived assets	35,414	9,317
Amortization of Detroit Legal News Publishing intangible	377	377
Non-cash compensation expense	618	771
Non-cash fair value adjustments on earnout liabilities recorded in connection with acquisitions	—	(1,514)
Net distributions to holders of non-controlling interest	(246)	—

Adjusted EBITDA	$5,612	$11,345

The following is a reconciliation of income from continuing operations to cash earnings and cash earnings per diluted share (in thousands, except per share data):

	Three Months Ended September 30,
	2013	2012
Loss from continuing operations	$(26,764)	$(2,357)
Noncontrolling interests	77	(575)
Non-cash compensation expense	618	771
Non-cash fair value adjustments on earnout liabilities recorded in connection with acquisitions	—	(1,514)
Amortization of intangibles	2,228	2,376
Impairment of long-lived assets	35,414	9,317
Amortization of Detroit Legal News Publishing intangible	377	377
Adjustment to income tax expense related to reconciling items at effective tax rate	(11,475)	(4,463)

Cash earnings	$475	$3,932

(Loss) income from continuing operations attributable to The Dolan Company per diluted share (GAAP)	$(0.87)	$0.25

Cash earnings per diluted share	$0.02	$0.13

Weighted average diluted shares outstanding	30,537	30,327

Conference Call

The company has scheduled a conference call for Tuesday, November 12, at 8:30 a.m. U.S. Eastern Daylight Time (7:30 a.m. U.S. Central Daylight Time). The dial-in number is (888) 517-2513, and the passcode is 681 4229#. The call will be hosted by James P. Dolan, chairman, chief executive officer and president, and will include Scott J. Pollei, executive vice president and chief operating officer, and Vicki J. Duncomb, vice president and chief financial officer. It will be broadcast live over the Internet and will be accessible through the investor relations section of the company’s Web site at www.thedolancompany.com. Interested parties should access the webcast approximately 10 to 15 minutes before the scheduled start time to register and download any necessary software needed to listen to the call. Prior to the conference call start, a slide presentation highlighting points discussed in the conference call will be available through the investor relations section of the company’s Web site at www.thedolancompany.com. The webcast and slide presentation will be archived online and will be available at the investor relations section of the company’s Web site for a period of 21 days after the call. In addition, the company’s SEC Form 10-Q is available via its Web site at www.thedolancompany.com, or investors can request a hard copy of the 10-Q free of charge upon request.

Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts are forward-looking statements. Such forward-looking statements include statements related to the company’s “guidance” as well as statements using words such as “anticipate,” “expect,” “believe,” “convinced,” “continue,” “to come,” “will,” “may,” “estimate,” “assume,” “presume,”“pursue,” “outlook,” “look,” “optimistic,” “plan,” “goal,” “milestone” and similar expressions. Forward-looking statements are subject to risks, uncertainties and other factors that could cause the actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to: our ability to fund our ongoing operations, repay our indebtedness, pay dividends on our preferred stock, fund capital expenditures, make divestitures on acceptable terms, and make any acquisitions; our ability to comply with covenants in our debt instruments; our ability to obtain waivers from our lenders of any failure to comply with covenants in our debt instruments or of events of default; our ability to amend our debt instruments in the future; our ability to retain key customers and develop new customer relationships in our litigation support services segmen; the possibility that we may have to record significant charges to earnings as a result of impairment of our intangible assets; our ability to retain key personnel; the adverse resolution of a future lawsuit or claim against us; the failure or disruption of our proprietary case management software systems, our document hosting, processing, conversion and review systems, or our website and online networks; the risk that our customers or their clients fail to timely pay us for our services, or at all; the effect of existing and future legislation, government investigations, litigation, court orders, settlements and client slow-downs on our mortgage default processing services and public notice operations;; and the other risk factors described under “Risk Factors” in Item 1A of our annual report on Form 10-K for the year ended December 31, 2012, which we filed with the SEC on March 8, 2013, and those highlighted in our Form 10-Q for the quarter ended September 30, 2013, which the company expects to file today. We undertake no obligation to update any forward-looking statements in light of new information or future events.

FOR IMMEDIATE RELEASE

Contact Robert J. Evans,

Director of Business Development & Investor Relations

(612) 317-9430

Bob.evans@thedolancompany.com

The Dolan Company

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	September 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$2,813	$3,509
Accounts receivable, including unbilled services (net of allowances of $1,370 and $1,809 as of September 30, 2013, and December 31, 2012, respectively)	26,006	60,300
Unbilled pass-through costs	—	4,668
Prepaid expenses and other current assets	4,112	3,271
Income tax receivable	2,779	10,823
Current portion of notes receivable	2,575	—
Assets held for sale	4,985	—

Total current assets	43,270	82,571
Investments	8,267	10,069
Property and equipment, net	11,513	18,091
Finite-lived intangible assets, net	57,271	162,212
Goodwill and indefinite-lived intangible assets	105,457	151,329
Deferred income taxes	—	23,358
Other assets	955	1,910
Long-term notes receivable, net of current portion	9,513	—

Total assets	$236,246	$449,540

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$131,474	$15,162
Accounts payable	12,602	20,860
Accrued pass-through liabilities	—	10,617
Accrued compensation	5,507	7,941
Accrued liabilities	2,747	5,283
Due to sellers of acquired businesses	—	5,017
Deferred revenue	7,322	13,278

Total current liabilities	159,652	78,158
Long-term debt, less current portion	73	150,881
Deferred income taxes	20,497	—
Other liabilities	5,724	7,240

Total liabilities	185,946	236,279

Redeemable noncontrolling interest	7,836	7,283

Commitments and contingencies (Note 15)
Stockholders’ equity
Common stock, $0.001 par value; authorized: 70,000,000 shares; outstanding: 30,860,367 and 30,955,321 shares as of September 30, 2013,and December 31, 2012, respectively	31	31
Preferred stock, $0.001 par value; authorized: 5,000,000 shares;
Series A: Junior Participating: designated: 5,000 shares; no shares outstanding	—	—
Series B: designated: 1,600,000 shares; outstanding: 700,000 shares as of September 30, 2013, no shares as of December 31, 2012	1	—
Series C: Junior Participating: designated: 50,000 shares; no shares outstanding	—	—
Other comprehensive loss, net of tax	(157)	(867)
Additional paid-in capital	318,815	301,956
Accumulated deficit	(264,356)	(88,285)

Total The Dolan Company stockholders’ equity	54,334	212,835
Noncontrolling interest	(11,870)	(6,857)

Total stockholders’ equity	42,464	205,978

Total liabilities and stockholders’ equity	$236,246	$449,540

The Dolan Company

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues
Professional Services	$19,885	$27,437	$69,635	$63,152
Business Information	15,575	17,288	47,949	53,313

Total revenues	35,460	44,725	117,584	116,465

Operating expenses
Direct operating: Professional Services	8,798	10,426	30,651	25,936
Direct operating: Business Information	5,564	6,125	17,660	19,155
Selling, general and administrative	16,103	18,373	49,074	52,673
Amortization	2,228	2,376	6,682	7,298
Depreciation	1,398	1,207	4,224	3,628
Fair value and other adjustments on earnout liabilities and due to seller	—	(1,514)	(5,021)	(11,576)
Impairment of long-lived assets and goodwill	35,414	9,317	35,414	9,317

Total operating expenses	69,505	46,310	138,684	106,431
Equity in (loss) earnings of affiliates	(132)	396	(227)	1,420

Operating (loss) income	(34,177)	(1,189)	(21,327)	11,454

Non-operating expense
Interest expense, net of interest income	(2,719)	(2,202)	(7,737)	(6,266)

(Loss) income from continuing operations before income taxes	(36,896)	(3,391)	(29,064)	5,188
Income tax benefit (expense)	10,132	1,034	(40,892)	(2,499)

(Loss) income from continuing operations	(26,764)	(2,357)	(69,956)	2,689
Discontinued operations, net of tax	(1,052)	(111,093)	(109,242)	(110,772)

Net loss	(27,816)	(113,450)	(179,198)	(108,083)
Less: Net loss attributable to noncontrolling interests	340	9,946	4,119	9,666

Net loss attributable to The Dolan Company	$(27,476)	$(103,504)	$(175,079)	$(98,417)

Income allocated to preferred shares	(372)	—	(992)	—

Net loss allocable to common shares	$(27,848)	$(103,504)	$(176,071)	$(98,417)

Earnings (loss) per share – basic and diluted:
(Loss) income from continuing operations attributable to The Dolan Company	$(0.87)	$0.25	$(2.16)	$0.41
Discontinued operations attributable to The Dolan Company	(0.03)	(3.66)	(3.59)	(3.66)
Income allocated to preferred shares	(0.01)	—	(0.03)	—

Net loss attributable to The Dolan Company	(0.91)	(3.41)	(5.78)	(3.25)

Weighted average shares outstanding - basic and diluted	30,537	30,327	30,445	30,260

The Dolan Company

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Cash flows from operating activities
Net (loss) income	$(27,816)	$(113,450)	$(179,198)	$(108,083)
Loss (income) from discontinued operations	1,052	111,093	109,242	110,772

(Loss) income from continuing operations	(26,764)	(2,357)	(69,956)	2,689
Distributions received from The Detroit Legal News Publishing, LLC	280	784	1,575	2,247
Distributions paid to holders of non-controlling interests	(246)	—	(498)	—
Non-cash operating activities:
Amortization	2,228	2,376	6,682	7,298
Depreciation	1,398	1,207	4,224	3,628
Impairment of long-lived assets	35,414	9,317	35,414	9,317
Equity in loss (earnings) of affiliates	132	(396)	227	(1,420)
Stock-based compensation expense	618	778	2,052	2,266
Deferred income taxes	(10,929)	(49,625)	39,832	(45,912)
Amortization of debt issuance costs	401	114	568	327
Non-cash fair value adjustment on earnout recorded in connection with acquisitions	—	(1,541)	(5,021)	(11,492)
Changes in operating assets and liabilities:
Accounts receivable and unbilled pass-through costs	7,731	(9,884)	7,601	(2,430)
Prepaid expenses and other current assets	(557)	(608)	9,695	596
Other assets	(12)	62	(18)	93
Accounts payable and accrued liabilities	(2,772)	1,624	(7,083)	1,575
Deferred revenue and other liabilities	104	2,224	(604)	2,413

Cash from operating activities – continuing operations	7,026	(45,925)	24,690	(28,805)
Cash (used in) from operating activities – discontinued operations	(493)	43,031	(7,730)	49,951

Net cash provided by operating activities	6,533	(2,894)	16,960	21,146

Cash flows from investing activities
Acquisitions and investments	—	—	—	(145)
Capital expenditures	(736)	(1,218)	(3,766)	(2,760)

Cash used in investing activities – continuing operations	(736)	(1,218)	(3,766)	(2,905)
Cash used in investing activities – discontinued operations	6,710	(1,008)	6,545	(2,114)

Net cash used in investing activities	5,974	(2,226)	2,779	(5,019)

Cash flows from financing activities
Net payments on senior revolving note	(2,300)	21,500	(3,700)	19,300
Payments on senior long-term debt	(8,369)	(1,250)	(30,669)	(3,750)
Payment on unsecured notes payable	—	(632)	—	(1,879)
Proceeds of preferred stock offering, net of offering costs	—	—	14,967	—
Net payments of deferred acquisition costs and earnouts	—	(1)	—	(14,401)
Payments of deferred financing costs	(286)	—	(286)	(313)
Payments of preferred stock dividend	(373)	—	(620)	—
Other	(33)	(67)	(127)	(250)

Net cash used in financing activities	(11,361)	19,550	(20,435)	(1,293)

Net change in cash and cash equivalents	1,146	14,430	(696)	14,834
Cash and cash equivalents at beginning of the period	1,667	1,156	3,509	752

Cash and cash equivalents at end of the period	$2,813	$15,586	$2,813	$15,586